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                                                                    EXHIBIT 99.4
                     FIRST AMENDMENT TO INVESTMENT AGREEMENT


         THIS FIRST AMENDMENT (the "Amendment") to the Investment Agreement (the "Agreement"), dated as of July 26, 2002, is made as of this [ ] day of [ ], 2002, by and among Leucadia National Corporation, a New York corporation ("Purchaser"), and Williams Communications Group, Inc., a Delaware corporation (the "Company") and debtor-in-possession under chapter 11 of title 11 of the United States Code in case No. 02-11957 (BRL), pending in the United States Bankruptcy Court for the Southern District of New York, and Williams Communications, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Exhibits. Exhibits B and D to the Agreement shall be replaced and superceded by the terms of Exhibits B and D, respectively, attached to this Amendment.

2. General Provisions. This Amendment shall be deemed to be a part of the Agreement, to the same extent as set forth therein in its entirety, and all other terms and provisions of the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date and year first written above.

                                       WILLIAMS COMMUNICATIONS GROUP, INC.


                                       By: /s/ HOWARD E. JANZEN
                                          --------------------------------------
                                                Name:  Howard E. Janzen
                                                Title: President and Chief
                                                       Executive Officer

                                       LEUCADIA NATIONAL CORPORATION


                                       By: /s/ THOMAS E. MARA
                                          --------------------------------------
                                                Name:  Thomas E. Mara
                                                Title: Executive Vice President

                                       WILLIAMS COMMUNICATIONS, LLC

                                       By: /s/ HOWARD E. JANZEN
                                          --------------------------------------
                                                Name:  Howard E. Janzen
                                                Title: President and Chief
                                                       Executive Officer